Board of Directors

Rose Rock, Inc.

1350 Rose Glen Road

Gladwyne, PA 19035

Gentlemen:

We consent to the use in this Amendment No. 3 to the Registration Statement on Form S-1 of our report dated February 2, 2015 relating to the financial statements of Rose Rock, Inc. as of December 31, 2014, and for the period from September 26, 2014 (inception) to December 31, 2014, and to the reference to us under the heading “Experts” in such Registration Statement.

/s/ Paritz & Company, P.A.

Paritz & Company, P.A.

Hackensack, New Jersey

April 17, 2015